UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 9, 2012

GARB OIL & POWER CORPORATION
(Exact name of registrant as specified in its charter)

Utah	000-14859	87-0296694
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

5248 South Pinemont Dr. Suite C-110
Murray, Utah		84123
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 738-1355

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01—Entry into a Material Definitive Agreement

On July 9, 2012, Garb Oil and Power Corporation (“Garb”) entered into a Consulting Agreement (the “Agreement”) with Hong Kong Alliance Fund Limited (“HKAF”) pursuant to which Garb will provide consulting services to HKAF.

An overview and summary of the Agreement follows.  The summaries of the terms and conditions of the Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Agreement attached as an exhibit hereto.

Under the Agreement, Garb will provide consulting services (the “Services”), including: know-how, expertise, technology, research, analysis, reviews, feasibility studies, environmental impact studies, and country impact.  Garb will provide such Services in the following fields of emphasis or expertise: glass, wood, steel, steel alloy, E-waste and E-scrap, plastics, non-ferrous metals, general recycling, processes, recycling technology, and methods.  Garb agreed to teach, train, transfer, explain, promote and assist HKAF in building a recycling presence in the Territory, which is defined in the Agreement as the area referred to as Asia Pacific, which is defined pursuant to the Agreement as all countries East of India including China.

Garb and HKAF agreed that HKAF could from time to time issue statements of additional work in the form attached to the Agreement as Exhibit A (each, a “Statement of Additional Work”).  Each Statement of Additional Work will be subject to all of the terms and conditions of the Agreement, will become binding upon execution by each of the parties to the Agreement, and, upon execution, will be deemed to be incorporated into the Agreement by reference.

Pursuant to the Agreement, and in consideration of the Services to be rendered pursuant to the Agreement HKAF agreed to pay Garb in monthly installments of US$3,000,000 (Three Million US Dollars) beginning August 31, 2012, for an annual minimum contract rate of US$36,000,000 (Thirty-six Million US Dollars) (the “Full Contract Compensation”).  For any Statement of Additional Work, HKAF and Garb will agree on any additional fees to be paid beyond the base compensation set forth above, and Garb agreed to provide an invoice to HKAF in connection with such Statement of Additional Work.  Additionally, HKAF agreed to reimburse Garb for all reasonable travel, lodging, communications, and out-of-pocket expenses incurred by Garb in connection with providing the Services to HKAF, upon prior approval by HKAF.

The Agreement will continue in effect, unless previously terminated as set forth below, until July 31, 2013.  Garb and HKAF may agree to renew the Agreement.  The Agreement may be terminated:

-	pursuant to written agreement of the parties;
-	upon the bankruptcy of HKAF;
-
for cause, in that if either party materially defaults in its obligations under the Agreement, the other party may terminate the Agreement, unless the defaulting party cures the default within 30 days of written notice of the default;

-	by Garb upon 30 days’ written notice; and
-	by HKAF, provided however, that in the event of cancellation by HKAF, HKAF agreed to pay to Garb, in monthly installments, the remainder of the Full Contract Compensation of $36,000,000.

As noted above, the foregoing summaries of the terms and conditions of the Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Agreement attached as an exhibit hereto.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Businesses Acquired

Not applicable.

(b)           Pro Forma Financial Information

Not applicable.

(d)           Exhibits

Exhibit                 Description

99.1                      Consulting Agreement, dated as of July 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARB OIL & POWER CORPORATION.
Registrant

Dated: July 13, 2012	By:	/s/ John Rossi
John Rossi, Chief Executive Officer, President, and Director (Principal Executive Officer and Principal Financial Officer)

3